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                                                                     Exhibit 8.1

                       [LETTERHEAD OF BROWN AND WOOD LLP]




                                  June 29, 2000

The Addressees Listed
   on Schedule I Hereto

            Re:   ABFS Mortgage Loan Trust 2000-2,
                  Mortgage Backed Notes, Series 2000-2
                  ------------------------------------

Ladies and Gentlemen:

      We have acted as special tax counsel in connection with the issuance and delivery of (x) certain mortgage backed notes denominated as ABFS Mortgage Loan Trust 2000-2, Mortgage Backed Notes, Series 2000-2, Class A-1 (the "Class A-1 Notes"), Class A-2 (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes"), pursuant to an Indenture, dated as of June 1, 2000 (the "Indenture"), by and between ABFS Mortgage Loan Trust 2000-2 (the "Trust") and The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"), and
(y) a single class of trust certificates (the "Trust Certificates"), pursuant to a Trust Agreement, dated as of June 1, 2000 (the "Trust Agreement"), by and among First Union Trust Company, National Association, as owner trustee (the "Owner Trustee"), Prudential Securities Secured Financing Corporation, and ABFS 2000-2, Inc., as unaffiliated seller (the "Unaffiliated Seller").

      The Notes will be secured by a pledge of the assets of the Trust. The assets of the Trust (the "Trust Estate") will consist primarily of a pool of fixed-rate, closed-end, monthly-pay, business and consumer purpose home equity loans secured by first- or second-lien mortgages or deeds of trust on residential or commercial real properties (the "Mortgage Loans"). The Trust Certificates evidence the entire beneficial ownership interest in the Trust.

      As special tax counsel, we have examined such documents as we deemed appropriate for the purposes of rendering the opinion set forth below, including the following: (a) a Prospectus, dated June 23, 1999, and a Prospectus Supplement, dated June 14, 2000 (together the "Prospectus"), with respect to the Notes, (b) an executed copy of the Indenture and the exhibits attached thereto, and (c) an executed copy of the Trust Agreement and the exhibits attached thereto. Terms capitalized herein and not otherwise defined herein shall have their respective meanings as set forth in Appendix I to the Indenture.

      In rendering this opinion, we do not express any opinion concerning any law other than the Federal tax law of the United States. In addition, we do not express any opinion on any issue not expressly addressed below. In rendering this opinion, we have relied on the Code, Treasury regulations issued thereunder, as well as various judicial and administrative precedents, all of which are subject to change and any such change can be retroactively effective. We undertake no obligation to update this opinion in the event of any such changes.


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To the Addressees Listed
   on Schedule I Hereto

June 29, 2000
Page 2


      Based upon and subject to the foregoing, we are of the opinion that for Federal income tax purposes:

            1. The statements under the caption "Material Federal Income Tax Consequences" in the Prospectus are accurate and complete in all material respects.

            2. The Notes will be treated as indebtedness.

            3. The Trust will not be classified as an association or as a publicly traded partnership taxable as a corporation or as a taxable mortgage pool but will be classified as a trust under Treasury Regulation
      Section 301.7701-4(c).

      This opinion is rendered as of the Closing Date, at the request of the addressees hereof, for the sole benefit of each addressee, and no other person or entity is entitled to rely hereon without our prior written consent. Copies of this opinion may not be furnished to any other person or entity, nor may any portion of this opinion be quoted, circulated or referred to in any other document, without our prior written consent.


                                    Very truly yours,

                                    BROWN & WOOD LLP


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                                   SCHEDULE I



Ambac Assurance Corporation              Prudential Securities Incorporated
One State Street Plaza                   One New York Plaza
New York, New York  10004                New York, New York 10292

American Business Credit, Inc.           Prudential Securities Secured Financing
BalaPointe Office Centre                    Corporation
111 Presidential Boulevard, Suite 127    One New York Plaza
Bala Cynwyd, PA 19004                    New York, New York 10292

Standard & Poor's Ratings Services       Moody's Investors Service, Inc.
55 Water Street                          99 Church Street
New York, New York 10041                 New York, New York 10007

First Union Trust Company, National      The Chase Manhattan Bank,
Association, as Owner Trustee            as Indenture Trustee and Collateral
One Rodney Square                        Agent
920 King Street, Suite 102               Capital Markets Fiduciary Services
Wilmington, Delaware 19801               Structured Finance Services
                                         450 West 33rd Street, 15th Floor
                                         New York, NY 10001-2697

                                         First Union Trust Company, National
                                            Association, as Owner Trustee
                                         One Rodney Square
                                         920 King Street, Suite 102
                                         Wilmington, Delaware 19801